UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ____)

____________________________________

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☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Outset Medical, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2025

Outset Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39513	20-0514392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3052 Orchard Dr., San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (669) 231-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	OM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On April 11, 2025, Outset Medical, Inc. (the “Company”) filed its definitive Proxy Statement (“Proxy Statement”) relating to the solicitation of proxies by the Company in connection with its 2025 Annual Meeting of Stockholders to be held on June 2, 2025 (the “Annual Meeting”). The Notice of the Annual Meeting, the Proxy Statement and the Company’s 2024 annual report on Form 10-K are available at https://investors.outsetmedical.com/financial-information/annual-reports, as well as at www.proxyvote.com and also are available on the website maintained by the Securities and Exchange Commission at www.sec.gov. Subsequent to the filing of the Proxy Statement, on May 14, 2025, the Company filed a Current Report on Form 8-K announcing the resignation of a director and the appointment of a new class I director to fill the resulting vacancy (the “Form 8-K”). The information included in the Form 8-K should be read in conjunction with the Proxy Statement, which should be read in its entirety. The Form 8-K supplements certain of the information contained in the Proxy Statement.

Set forth below is the full text of the Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On May 10, 2025, Dale E. Jones, a member of the Board of Directors (the “Board”) of Outset Medical, Inc. (the “Company”), stepped down from the Board, effective May 14, 2025. Mr. Jones’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Director

On May 12, 2025, the Board appointed Kevin O’Boyle as a new member of the Board and as a member and Chair of the Audit Committee of the Board, with such appointment effective May 14, 2025.

Mr. O’Boyle fills the vacancy created by the resignation of Mr. Jones and his term of office as a class I director will expire at the Company’s 2027 annual meeting of stockholders or until his successor has been elected and qualified or his earlier death, resignation or removal. The Board has determined that Mr. O’Boyle is an “independent director” as defined under the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and the listing requirements and rules of the Nasdaq stock market.

Mr. O’Boyle served on the board of directors of Nevro Corp., a global medical device company, from March 2019 through April 2025 when the company was acquired by Globus Medical, Inc. He also served as Chairman of the board of directors of GenMark Diagnostics, Inc., a diagnostics company, until its acquisition by Roche in May 2021. Additionally, Mr. O’Boyle also served on the boards of directors of Sientra, Inc., a medical aesthetics company, from May 2014 to June 2023, Wright Medical Group N.V. (acquired by Stryker), a global medical device company, from November 2015 to November 2020, Zeltiq Aesthetics, Inc. (acquired by Allergan), a medical aesthetics company, from July 2011 to April 2017, and Durata Therapeutics, Inc. (acquired by Actavis), a pharmaceutical company, from May 2012 to November 2014. He also currently serves on the board of directors of Carlsmed, a private company specializing in personalized spine surgery solutions. Previously, Mr. O’Boyle served as Senior Vice President and Chief Financial Officer of Advanced Biohealing Inc., a medical device company, from December 2010 until it was acquired in July 2011. Prior to that, Mr. O’Boyle served as Chief Financial Officer of NuVasive, Inc., a medical device company, from January 2003 to December 2009. Earlier in his career, Mr. O’Boyle served in various leadership positions during his six years with ChromaVision Medical Systems, Inc. Mr. O’Boyle holds a B.S. in Accounting from the Rochester Institute of Technology.

Mr. O’Boyle will be compensated in a manner consistent with the Company’s other non-employee directors, as described under the heading “Non-Employee Director Compensation Policy” in the Company’s definitive proxy statement filed with the SEC on April 11, 2025. Mr. O’Boyle will also enter into the Company’s standard director and officer indemnification agreement, the form of which was previously filed by the Company as Exhibit 10.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-1/A (Registration No. 333-248225), filed with the SEC on September 9, 2020. There are no arrangements or understandings between Mr. O’Boyle and any other persons pursuant to which he was appointed as a director. Furthermore, there are no transactions in which Mr. O’Boyle has an interest that would be required to be reported under Item 404(a) of Regulation S-K.

Board Committees

In connection with the resignation of Mr. Jones and appointment of Mr. O’Boyle, the Board approved the following changes to the membership and Chairs of its committees, in each case, effective May 14, 2025: (i) transitioning the role of Audit Committee Chair from Patrick T. Hackett to Mr. O’Boyle, and removing Andrea Saia as a member of the Audit Committee, (ii) appointment of Andrea Saia as a member of the Compensation Committee to fill the vacancy created by Mr. Jones’s departure, and (iii) appointment of D. Keith Grossman, a current member of the Compensation Committee, as Compensation Committee Chair to fill the vacancy created by Mr. Jones’s departure from the role.

The Board also determined that Mr. O’Boyle qualifies as an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

Item 7.01. Regulation FD Disclosure.

On May 14, 2025, the Company issued a press release announcing the resignation of Mr. Jones and the appointment of Mr. O’Boyle. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release entitled “Outset Medical Appoints Industry Veteran Kevin O’Boyle to its Board of Directors” dated May 14, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Outset Medical, Inc.

Date: May 14, 2025	By:	/s/ John Brottem
John Brottem
General Counsel

Exhibit 99.1

Outset Medical Appoints Industry Veteran Kevin O’Boyle
to its Board of Directors

San Jose, CA May 14, 2025 -- Outset Medical, Inc. (Nasdaq: OM) (“Outset”), a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis, today announced the appointment of healthcare industry veteran Kevin O’Boyle to its Board of Directors and as chair of its Audit Committee. With Mr. O’Boyle’s appointment, the company also announced that Dale E. Jones has stepped down from the Board.

“Kevin’s over 20 years of healthcare leadership experience span roles as CFO of several publicly traded companies and as a board director of 6 public medical device companies,” said Leslie Trigg, Chair and CEO. “His expertise in capital equipment and recurring revenue business models similar to Outset will help guide the company through its next stage of growth.

“I also want to thank Dale for his innumerable contributions to Outset during a critical period for the company. The experience, guidance and insights he brought to the board will have a lasting impact as we continue to build for the future.”

Mr. O’Boyle served on the board of directors of Nevro Corp. from March 2019 through April 2025 when the company was acquired by Globus Medical, Inc. He also served as Chairman of the GenMark Diagnostics board until its acquisition by Roche in May 2021. Additionally, Mr. O’Boyle served on the boards of Sientra, Inc., Wright Medical Group, Zeltiq Aesthetics, and Durata Therapeutics. He currently serves on the board of Carlsmed, a private company specializing in personalized spine surgery solutions. Previously, he was Senior Vice President and Chief Financial Officer of Advanced Biohealing Inc., a medical device company, from December 2010 until it was acquired in July 2011. Prior to that, Mr. O’Boyle served as Chief Financial Officer of NuVasive, Inc. from January 2003 to December 2009. Earlier in his career, Mr. O’Boyle served in various leadership positions during his six years with ChromaVision Medical Systems, Inc. He holds a B.S. in Accounting from the Rochester Institute of Technology.

About Outset Medical, Inc.

Outset is a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis. The Tablo® Hemodialysis System, FDA cleared for use from the hospital to the home, represents a significant technological advancement that transforms the dialysis experience for patients and operationally simplifies it for providers. Tablo serves as a single enterprise solution that can be utilized across the continuum of care, allowing dialysis to be delivered anytime, anywhere and by anyone. The integration of water purification and on-demand dialysate production enables Tablo to serve as a dialysis clinic on wheels, with 2-way wireless data transmission and a proprietary data analytics platform powering a new holistic approach to dialysis care. Tablo is a registered trademark of Outset Medical, Inc.

Contact

Jim Mazzola

Investor Relations

jmazzola@outsetmedical.com